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                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, AVENUE HOCHE
FAX (212) 715-8000                                                 75008 PARIS
                                                                     FRANCE


                                       April 20, 2001


The OFFIT Variable Insurance Fund, Inc.
400 Bellevue Parkway
Wilmington, DE  19809

         Re: Registration Nos. 33-81748; 811-8640
             ------------------------------------

Gentlemen:

     We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 16 to Registration Statement No. 33-81748; 811-8640.

                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP